    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 2001

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                                                                                CONTINENTAL AIRLINES
                CONTINENTAL AIRLINES, INC.                                        FINANCE TRUST III
  (Exact name of registrant as specified in its charter)       (Exact name of registrant as specified in its charter)

           DELAWARE                       74-2099724                        DELAWARE                       76-6175450
   (State of incorporation)     (I.R.S. Employer Identification      (State of organization)            (I.R.S. Employer
                                             No.)                                                      Identification No.)

                               1600 SMITH STREET
                              HOUSTON, TEXAS 77002
                                 (713) 324-5000
    (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                   COPIES TO:

              JENNIFER L. VOGEL, ESQ.                                 KEVIN P. LEWIS
        VICE PRESIDENT AND GENERAL COUNSEL                        VINSON & ELKINS L.L.P.
                 1600 SMITH STREET                                 2300 FIRST CITY TOWER
                 DEPARTMENT HQSLG                                HOUSTON, TEXAS 77002-6760
               HOUSTON, TEXAS 77002                                   (713) 758-2222
                  (713) 324-5000
 (Name, address, including zip code, and telephone
                      number,
    including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                        (Continued on next page)

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(Continued from previous page)

                        CALCULATION OF REGISTRATION FEE

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                                                                              PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                     AMOUNT TO BE        AGGREGATE OFFERING         AMOUNT OF
            SECURITIES TO BE REGISTERED              REGISTERED(1)(2)(3)     PRICE(1)(2)(3)(4)       REGISTRATION FEE
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Debt Securities....................................
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Class B Common Stock(5)............................
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Preferred Stock....................................
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Stock Purchase Contracts...........................
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Stock Purchase Units...............................
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Depositary Shares(6)...............................
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Warrants...........................................
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Trust Preferred Securities of Continental Airlines
  Finance Trust III................................
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Guarantees of Trust Preferred Securities of
  Continental Airlines Finance Trust III(7)........
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Junior Subordinated Trust Debentures(8)............
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          Total....................................                           $500,000,000(9)            $125,000
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(1) Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.

(2) This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion, exercise or settlement of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with, and at the time of, the issuance by the registrants of the securities registered hereunder.

(5) Each share of common stock registered hereunder includes an associated preferred share purchase right, which are not exercisable and are not separately tradable until certain events occur. No separate consideration will be received for the preferred share purchase rights.

(6) The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrants elect to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(7) Includes the rights of holders of the trust preferred securities under the guarantee of trust preferred securities and back-up undertakings, consisting of obligations by Continental Airlines, Inc., as set forth in the declaration of trust, the applicable indenture and any supplemental indenture thereto, in each case as further described in the registration statement. No separate consideration will be received for any guarantee or any back-up undertaking.

(8) Trust debentures may be issued and sold to Continental Airlines Finance Trust III, and the trust debentures may later be distributed to the holders of trust preferred securities.

(9) The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the gross proceeds to be received by the registrants shall be equal to the above amount to be registered. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such debt securities at the time of initial offering. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000, or the equivalent thereof in foreign currencies or composite currencies. The aggregate amount of common stock is further limited to that which is permissible under Rule 415(a)(4).

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT THAT CONTAINS THIS PROSPECTUS AND THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THOSE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THOSE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 19, 2001

PROSPECTUS

                                  $500,000,000

                           CONTINENTAL AIRLINES LOGO

                           CONTINENTAL AIRLINES, INC.

                         DEBT SECURITIES, COMMON STOCK,
        PREFERRED STOCK, STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS,
       DEPOSITARY SHARES, WARRANTS, JUNIOR SUBORDINATED TRUST DEBENTURES
                       AND GUARANTEE OF TRUST SECURITIES

                     CONTINENTAL AIRLINES FINANCE TRUST III

                           TRUST PREFERRED SECURITIES
         GUARANTEED, AS DESCRIBED HEREIN, BY CONTINENTAL AIRLINES, INC.

     Continental Airlines, Inc. may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Continental Airlines Finance Trust III, a Delaware business trust, may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in the assets of Continental Airlines Finance Trust III. The aggregate initial public offering prices of the securities offered under this prospectus will not exceed $500,000,000.

     We will provide specific terms of these securities and the manner in which we will sell them in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

     Our common stock is listed for trading on the New York Stock Exchange under the symbol "CAL."

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED ANY OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this prospectus is           , 2001.

                               TABLE OF CONTENTS

ABOUT THIS PROSPECTUS.......................................    1
WHERE YOU CAN FIND MORE INFORMATION.........................    2
FORWARD-LOOKING STATEMENTS..................................    2
INCORPORATION BY REFERENCE..................................    2
CONTINENTAL AIRLINES, INC. .................................    4
THE TRUST...................................................    4
USE OF PROCEEDS.............................................    5
RATIO OF EARNINGS TO FIXED CHARGES..........................    5
DESCRIPTION OF DEBT SECURITIES..............................    5
DESCRIPTION OF TRUST SECURITIES.............................   15
DESCRIPTION OF TRUST DEBENTURES.............................   26
DESCRIPTION OF GUARANTEE....................................   33
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
THE TRUST DEBENTURES AND THE GUARANTEE......................   36
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK.............   37
DESCRIPTION OF DEPOSITARY SHARES............................   43
DESCRIPTION OF WARRANTS.....................................   45
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE
  UNITS.....................................................   45
PLAN OF DISTRIBUTION........................................   46
LEGAL MATTERS...............................................   47
EXPERTS.....................................................   48

     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC", utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the securities being offered at that time. The prospectus supplement also may add, update or change information contained in this prospectus. In this prospectus, "Continental," "we, "us," our" and the "company" each refers to Continental Airlines, Inc. and not to Continental Airlines Finance Trust III, unless the context indicates otherwise.

     To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," and any additional information you may need to make your investment decision.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information, or obtain copies (at prescribed rates) by mail from, the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov. You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning.

     Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated under the caption "Risk Factors" in our SEC reports incorporated in this prospectus by reference.

     All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

                           INCORPORATION BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

     This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this prospectus. They contain important information about us and our financial condition.

     - Our Annual Report on Form 10-K for the year ended December 31, 2000.

     - Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001 and for the quarter ended June 30, 2001.

     - Our Current Reports on Form 8-K, filed with the SEC on January 19, 2001, February 5, 2001, March 8, 2001, March 20, 2001, April 17, 2001, May 3,
       2001, May 4, 2001, May 10, 2001, June 1, 2001, June 4, 2001, July 3,
       2001, July 10, 2001, July 11, 2001, July 13, 2001 (as amended on Form
       8-K/A, filed with the SEC on July 13, 2001), July 17, 2001, August 2, 2001, August 9, 2001, August 10, 2001, September 4, 2001, September 7, 2001, September 17, 2001, September 19, 2001,

       September 21, 2001, September 21, 2001, September 24, 2001, October 1, 2001, October 2, 2001, October 15, 2001 and October 15, 2001.

     - The description of our common stock contained in our Registration Statement on Form 8-A/A#3, as filed with the SEC on February 6, 2001.

     - The description and terms of the preferred share purchase rights associated with our outstanding common stock contained in our registration statement on Form 8A/A, as filed with the SEC on January 22, 2001.

     Our SEC file number is 0-9781.

     We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(a) of the Securities Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

     You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

                           Continental Airlines, Inc.
                               1600 Smith Street,
                                  Dept. HQSEO
                              Houston, Texas 77002
                              Attention: Secretary
                                 (713) 324-2950

                           CONTINENTAL AIRLINES, INC.

     We are a major U.S. air carrier engaged in the business of transporting passengers, cargo and mail. We are the fifth largest U.S. airline, as measured by 2000 revenue passenger miles, and, together with our wholly-owned subsidiaries, ExpressJet Airlines, Inc. (formerly Continental Express, Inc.) and Continental Micronesia, Inc., served 211 airports worldwide at October 7, 2001. As of October 7, 2001, we flew to 120 domestic and 91 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. We directly served 15 European cities, eight South American cities, Tel Aviv and Tokyo and are one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other U.S. airline. Through our Guam hub, Continental Micronesia provides extensive service in the western Pacific, including service to more Japanese cities than any other U.S. carrier.

     We operate our route system primarily through domestic hubs at Newark International Airport, George Bush Intercontinental Airport in Houston, Hopkins International Airport in Cleveland, and a Pacific hub on the island of Guam. We are the primary carrier at each of these hubs, accounting for 56%, 77%, 44% and 70% of average daily jet departures from these locations, respectively, as of October 7, 2001 (in each case excluding regional jets). Each of our domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific.

     We are a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002. Our telephone number is (713) 324-2950.

                                   THE TRUST

     Continental Airlines Finance Trust III, which we refer to as the "trust," is a statutory business trust created under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State on October 18, 2001. The trust's business is defined in a declaration of trust, dated as of October 18, 2001, executed by us, as sponsor, and the trustees. The declaration of trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued. The declaration of trust, as amended and restated, is referred to in this prospectus as the "trust agreement." The trust agreement has been qualified under the Trust Indenture Act of 1939.

     The trust exists for the exclusive purposes of:

     - issuing and selling trust preferred securities and trust common securities;

     - using the proceeds from the sale of trust preferred securities and trust common securities to acquire from us junior subordinated debentures, referred to in this prospectus as "trust debentures;" and

     - engaging in only those other activities necessary or incidental to these purposes.

     The trust's business and affairs will be conducted by its trustees, as provided in the trust agreement. Unless otherwise indicated in the applicable accompanying prospectus supplement, at the time of the issuance of trust preferred securities, the initial trustees for the trust will be Bank One Delaware, Inc., as Delaware trustee, Bank One Trust Company, N.A., as the property trustee, and two or more individuals, who may be our employees, as administrative trustees. The property trustee and the Delaware trustee, together with the administrative trustees, are collectively referred to as the "trustees" in this prospectus. We, as the holder of the common securities of the trust, or, if an event of default under the trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights will be vested exclusively in us as the holder of the common securities of the trust. The trust will have no assets other than the trust debentures. The trust will have no revenue other than payments under the trust debentures. We will pay all expenses of the trust.

     We will, directly or indirectly, acquire all of the trust common securities of the trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

     The rights of the holders of the trust preferred securities are set forth in the trust agreement and the Delaware Business Trust Act. The term of the trust will be set forth in the applicable prospectus supplement. The location of the principal executive office of the trust is c/o Continental Airlines, Inc., 1600 Smith Street, Houston, Texas 77002, and the telephone number is (713) 324-2950.

                                USE OF PROCEEDS

     Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities for general corporate purposes, which may include repayment of indebtedness, selective acquisitions, additions to our working capital, repurchases of our capital stock and capital expenditures.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratios of our "earnings" to our "combined fixed charges and preferred stock dividends" for the six months ended June 30, 2001 and for each of the years 1996 through 2000 were:

                       YEAR ENDED DECEMBER 31,
SIX MONTHS ENDED   --------------------------------
 JUNE 30, 2001     2000   1999   1998   1997   1996
----------------   ----   ----   ----   ----   ----
      1.13         1.51   1.80   1.90   2.01   1.75

     The ratios of earnings to combined fixed charges and preferred stock dividends are based on continuing operations. For purposes of the ratios, "earnings" means the sum of:

     - our pre-tax income; and

     - our fixed charges, net of interest capitalized.

     "Combined fixed charges and preferred stock dividends" represent:

     - the interest we pay on borrowed funds;

     - the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized;

     - that portion of rentals considered to be representative of the interest factor; and

     - preferred stock dividend requirements.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of our debt securities, consisting of notes, debentures or other evidences of indebtedness, that we may offer by this prospectus. We will describe the particular terms of debt securities, and provisions that vary from those described below, in one or more prospectus supplements. Our junior subordinated trust debentures that may be issued to Continental Airlines Finance Trust III in connection with an offering of trust preferred securities are separately described in this prospectus under the caption "Description of Trust Debentures."

     We may offer under this prospectus up to $500 million total principal amount of debt securities, or its equivalent if debt securities are issued at a discount or in a foreign currency or currency units. We may issue the debt securities in registered or bearer form. The debt securities we offer pursuant to this prospectus will be unsecured obligations unless otherwise specified in the applicable prospectus supplement. We may issue the debt securities as unsubordinated or senior debt securities, or as subordinated debt securities. The senior debt securities will rank equally with all current and future unsecured and unsubordinated indebtedness, and the subordinated debt securities will be subordinated in right of payment to all our senior indebtedness, as described below under "-- Subordination of Subordinated Debt Securities."

     As required by U.S. law, debt securities are governed by a document called an "indenture." The indenture is a contract between us and an entity named in a prospectus supplement which acts as trustee. The trustee has two main roles:

     - the trustee can enforce your rights, including rights you have against us if we default; and

     - the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

     Senior debt securities will be issued under a senior debt indenture entered into between us and Bank One, N.A., as trustee, dated as of July 15, 1997. Subordinated debt securities will be issued under a subordinated debt indenture between us and a trustee we name when the subordinated debt securities are issued. The senior debt indenture and the subordinated debt indenture are sometimes collectively referred to in this prospectus as the "indentures." We have filed the senior indenture and a form of the subordinated indenture as exhibits to this registration statement of which this prospectus is a part.

     The following description is a summary of selected provisions relating to the debt securities and the indentures. The summary is not complete. You should not rely on this summary, because the indentures define your rights as a holder of the debt securities.

GENERAL

     The indentures do not limit the total principal amount of debt securities that may be issued and provide that debt securities may be issued from time to time in one or more series. We will set forth in a prospectus supplement a description of the series of debt securities being offered, including some or all of the following:

     - the title of such debt securities;

     - any limit upon the aggregate principal amount of such debt securities;

     - the date or dates on which principal will be payable or how to determine such dates;

     - the rate or rates of interest or the method of determination of interest rate; the date from which interest will accrue or the method by which such date may be determined; the dates on which interest will be payable ("Interest Payment Dates"); and any record dates for the interest payable on such Interest Payment Dates;

     - any obligation or option we may have to redeem, purchase or repay debt securities, or any option of the holder to require us to redeem or repurchase debt securities, and the terms and conditions upon which such debt securities will be redeemed, purchased or repaid;

     - any rights of the holders of the debt securities to convert the debt securities into other securities or property and the terms and conditions governing such conversion or exchange;

     - the denominations in which such debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof for registered securities or if other than denominations of $5,000 for bearer securities);

     - whether such debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for such global debt securities;

     - the currency and denominations of the debt securities;

     - the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities, if other than 100% of the principal amount;

     - the person to whom any interest on any debt security will be payable, if other than the person in whose name the debt security is registered on the applicable record date;

     - any addition to, or modification or deletion of, any event of default or any covenant with respect to the debt securities;

     - the application, if any, of defeasance or covenant defeasance discussed below;

     - any provisions relating to the registration and exchange of the debt securities; and

     - any other terms of the series of debt securities.

     The holders of our debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries because such creditors will have a direct claim against any assets of such subsidiaries upon their liquidation or reorganization. By contrast, as a holder of our debt securities (whether senior or subordinated debt securities), you will have only an indirect claim against the assets of our subsidiaries that derives through our ownership of the capital stock of our subsidiaries. Consequently, as a holder of debt securities, your right to participate in those assets will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors).

     Except as may be set forth in a prospectus supplement, the indentures also do not limit the aggregate amount of unsecured indebtedness that we or our subsidiaries may incur.

     Unless we indicate differently in a prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully registered form without coupons. If debt securities are issued in bearer form, we will set forth the special restrictions and considerations applicable to such debt securities in a prospectus supplement. Bearer debt securities will be transferable by delivery of the security by the transferring holder to the new holder, and the transfer will not be registered or recorded by the trustee or us.

     We may sell the debt securities for an amount less than their stated principal amount, bearing no interest or bearing a below market rate of interest. We will provide you with information on the federal income tax consequences and other special considerations applicable to any of these debt securities in a prospectus supplement.

     If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium and/or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, federal income tax considerations, specific terms and other information with respect to the debt securities and such foreign currency or currency units will be set forth in a prospectus supplement.

DENOMINATIONS, PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     We will issue registered debt securities in denominations of $1,000 and multiples of $1,000, and we will issue bearer debt securities in $5,000 denominations or, in each case, in such other denominations and currencies established by the terms of the debt securities of any particular series. Unless we provide otherwise in a prospectus supplement, we will make payments in respect of the debt securities, subject to any applicable laws and regulations, in the designated currency and at the office or agency as we may designate from time to time. At our option, however, we may make interest payments on debt securities in registered form:

     - by checks mailed by the trustee to the holders of the debt securities entitled to payment at their registered addresses; or

     - by wire transfer to an account maintained by the person entitled to payment as specified in the register of the debt securities maintained by the trustee.

     We will pay installments of interest on debt securities:

     - in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for such interest, unless otherwise provided in a prospectus supplement; or

     - in bearer form at such paying agencies outside the United States as we may appoint from time to time, in the currency and in the manner designated in a prospectus supplement, subject to any applicable laws and regulations.

     The paying agents outside the United States, if any, whom we initially appoint for a series of debt securities will be named in a prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents, provided that, in the case of:

     - registered debt securities, we will be required to maintain at least one paying agent in each place of payment for any series; and

     - bearer debt securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of any series and any related coupons may be presented and surrendered for payment.

     We will have the right to require a holder of any debt security, in connection with the payment of the principal of, premium and/or interest, if any, on any debt security, to certify certain information to us for tax purposes. In the absence of such certification, we will be entitled to rely on any legal presumption to enable us to determine our duties and liabilities, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.

     Unless we provide otherwise in a prospectus supplement, you may transfer debt securities in registered form at the agency we designate from time to time. You will not be required to pay a service charge to transfer or exchange the debt securities, but you may be required to pay for any tax or other governmental charge imposed in connection with the transfer or exchange.

     If we redeem only part of the debt securities of any series, we will not be required to:

     - issue, register the transfer of, or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (A) the day of mailing of the relevant notice of redemption, if debt securities of the series are issuable only as registered debt securities, and (B) the day of the first publication of the relevant notice of redemption, if debt securities of the series are issuable as bearer debt securities, or the mailing of the relevant notice of redemption, if debt securities of the series are also issuable as registered debt securities and there is no publication;

     - register the transfer of or exchange any registered debt securities called for redemption or otherwise surrendered for repayment, except the unredeemed or unrepaid portion of any registered security being redeemed or repaid in part; or

     - exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

     The payment of the principal of, premium, and/or interest, if any, on, and the redemption or repurchase of, the subordinated debt securities and coupons will be subordinated and junior in right of payment, as set forth in the subordinated indenture, to the prior payment in full of all our "senior indebtedness" (as defined below). Generally, the subordinated debt securities will rank pari passu with all of our existing and future subordinated indebtedness other than any future subordinated indebtedness or other subordinated obligations which we specify will rank junior to the subordinated debt securities. Notwithstanding the foregoing, payment from the money or the proceeds of U.S. government obligations held in any defeasance trust described under "-- Defeasance" below is not subordinate to any senior indebtedness or subject to the restrictions described herein.

     Senior indebtedness consists of the following types of obligations, in each case subject to the exceptions enumerated below:

     - the principal, premium, if any, interest and other amounts in respect of
       (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us, in each case that is not, by its terms, subordinated to other indebtedness;

     - all of our capital lease obligations;

     - all of our obligations issued or assumed as the deferred purchase price of property;

     - all of our conditional sale obligations;

     - all of our obligations under any title retention agreement (excluding trade accounts payable arising in the ordinary course of business);

     - all of our obligations for the reimbursement on any letter of credit, bankers acceptance, security purchase facility or similar credit transaction;

     - all obligations (of the type referred to in the first six bullet points above) of other persons for which we are responsible or liable as obligor, guarantor or otherwise; and

     - all obligations (of the type referred to in the first six bullet points above) of other persons secured by any lien on any of our properties or assets (whether or not such obligation is assumed by us).

     Except as set forth in the applicable prospectus supplement, senior indebtedness will not include the following:

     - indebtedness that is subordinated to or pari passu with the subordinated debt securities;

     - indebtedness between or among us and our affiliates that ranks pari passu with, or junior to the subordinated debt securities;

     - our guarantee of certain payments under the 6% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES) of Continental Airlines Finance Trust II;

     - our 6% Convertible Junior Subordinated Debentures due 2030; and

     - the trust debentures and the trust preferred securities registered hereunder.

     The senior indebtedness will continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness. Except as set forth in the applicable prospectus supplement, the payment of the principal of, premium, if any, and interest, if any on the subordinated debt securities and coupons will rank senior in right of payment to our guarantee of certain payments under the 6% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES) of Continental Airlines Finance Trust II, our 6% Convertible Junior Subordinated Debentures due 2030 and the trust debentures and the trust preferred securities registered hereunder.

     No payment on account of principal of, premium, if any, or interest on, or redemption or repurchase of, the subordinated debt securities or any coupon or any deposit pursuant to the provisions described under "-- Defeasance" below may be made by us if there is a default in the payment of principal, premium, if any, sinking funds or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any senior indebtedness. Similarly, no payment may be made if any other event of default with respect to any senior indebtedness, permitting the holders of senior indebtedness to accelerate the maturity thereof, shall have occurred and shall not have been cured, waived or ceased to exist after written notice to us and the trustee by any holder of senior indebtedness. Upon any acceleration of the principal due on the subordinated debt securities or payment or distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, all principal, premium, if any, sinking funds and interest or other amounts due on all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive any payment. Because of such subordination, if we become insolvent, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities. Furthermore, such subordination may result in a reduction or elimination of payments to the holders of the subordinated debt securities.

     The subordinated indenture does not limit our ability to incur senior indebtedness or any other indebtedness.

GLOBAL DEBT SECURITIES

     The debt securities of a series may be issued in whole or in part in global form that will be deposited with a depositary or with a nominee for the depositary identified in a prospectus supplement. In such case, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the total principal amount of outstanding debt securities of the series to be represented by such registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a registered global security may not be registered for transfer or exchange except as a whole by the depositary, the depositary's nominee or their respective successors as described in the applicable prospectus supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in a prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

     Upon the issuance of any registered global security, and the deposit of such security with or on behalf of the appropriate depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such registered global security to the accounts of institutions or participants that have accounts with the depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if we offer and sell such debt securities directly.

     Ownership of beneficial interests in a registered global security will be limited to participants of the depositary (which are usually large investment banks, retail brokerage firms, banks and other large financial institutions) and persons that hold interests through participants. Ownership of beneficial interests by participants in a registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for that security or its nominee. Ownership of beneficial interests in a registered global security by persons who hold through participants will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in registered global securities.

     So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that registered global security. Unless otherwise specified in a prospectus supplement and except as specified below, owners of beneficial interests in a registered global security will not:

     - be entitled to have the debt securities of the series represented by the registered global security registered in their names;

     - receive or be entitled to receive physical delivery of the debt securities of such series in certificated form; or

     - be considered the holders of the debt securities for any purposes under the indentures.

     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures.

     The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the indentures. Unless otherwise specified in a prospectus supplement, payments with respect to principal, premium and/or interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security.

     We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of a registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices in the securities industry, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. Neither we nor the trustee or any agent of ours will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a registered global security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Unless otherwise specified in a prospectus supplement, if the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue debt securities in certificated form in exchange for a registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in certificated form in exchange for all of the registered global securities representing debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a registered global security representing such series of debt securities may receive, on terms acceptable to us and the depositary for such registered global security, debt securities of such series in certificated form registered in the name of such beneficial owner or its designee.

CONSOLIDATION, MERGER AND CONVEYANCE OF ASSETS AS AN ENTIRETY

     Each indenture provides that we will not consolidate with or merge into any other entity or sell, convey, transfer, lease or otherwise dispose of all or substantially all our properties and assets unless:

     - the entity formed by such consolidation or into which we are merged or the entity which acquires or which leases our property and assets substantially or as an entirety is a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes by supplemental indenture, all our obligations under the debt securities, any related coupons and our obligations under the indenture;

     - immediately after giving effect to such transactions, no Event of Default or Default shall have occurred and be continuing; and

     - certain other conditions are met.

     If a successor corporation assumes our obligations, the successor will succeed to and be substituted for us under the indentures, the debt securities and any related coupons. Consequently, all of our obligations will terminate. If any such permitted consolidation, merger, sale, conveyance, disposition or other change of control transaction occurs, the holders of the debt securities will not have the right to require redemption of their securities or similar rights unless otherwise provided in a prospectus supplement.

EVENTS OF DEFAULT

     An "Event of Default" occurs with respect to debt securities of any series if any of the following occurs:

     - we fail to pay any interest on any debt securities of the applicable series or any related coupon or any other amount applicable to such series as specified in the applicable prospectus supplement within 30 days of the due date;

     - we fail to pay principal or premium on any debt securities of the applicable series on its due date;

     - we fail to deposit any sinking fund payment when and as due by the terms of the debt securities of that series;

     - we default for 60 days after notice to us by the trustee for such series, or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in the performance of any other agreement applicable to the debt securities of that series; and

     - certain events in bankruptcy, insolvency or reorganization occur; or

     - any other Event of Default specified in the prospectus supplement applicable to such series occurs.

     An Event of Default with respect to a particular series of debt securities will not necessarily be an Event of Default with respect to any other series of debt securities.

     The indentures provide that, if an Event of Default occurs with respect to the debt securities of any series and is continuing, the trustee for the series or the holders of 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to us (and to the trustee for such series, if notice is given by the holders of debt securities), may declare the principal (or, if the debt securities of that series are original issue discount debt securities or indexed debt securities, such portion of the principal amount specified in the prospectus supplement) of all the debt securities of that series to be due and payable.

     The indentures provide that the trustee for any series of debt securities will give to the holders of the debt securities of that series notice of all uncured Defaults (as defined below) within 90 days after the occurrence of a Default. However, such notice will not be given until 60 days after the occurrence of a Default with respect to the debt securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, and/or interest, if any, or make a mandatory sinking fund payment. Further, except in the case of default in payment on the debt securities of that series, the trustee may withhold the notice if and so long as a committee comprised of certain officers of the trustee determines in good faith that withholding such notice is in the interest of the holders of the debt securities of that series. "Default" means any event which is, or, after notice or passage of time or both, would be, an Event of Default.

     Under the indentures, the trustee is under no obligation to exercise any of its rights or powers at the request of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to such provision for indemnification, the indentures provide that the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected with each series voting as a class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee. We are required to file annually with the trustee a certificate as to our compliance with all conditions and covenants under indentures, except an Event of Default based on the payment of the principal of, premium, if any, or interest, if any, on any debt security of a series and certain other defaults.

     By notice to the trustee, the holders of not less than a majority in total principal amount of any series of debt securities may waive any past Default or Event of Default with respect to that series and its consequences. Further, such majority holders may rescind and annul a declaration of acceleration with respect to that series (unless a judgment or decree based on such acceleration has been obtained and entered), except an acceleration based on an Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any debt security (and any resulting acceleration) and certain other defaults.

MODIFICATION OF INDENTURE

     Without Holder Consent. Without the consent of any holders of debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

     - to evidence the succession of another entity to our company and the assumption of our covenants by a successor; or

     - to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of debt securities, or to surrender any right or power conferred upon us; or

     - to add any additional Events of Default for all or any series of debt securities; or

     - to add or change any provisions to such extent as necessary to permit or facilitate the issuance of debt securities in bearer or in global form; or

     - to provide security for the debt securities of any series; or

     - to establish the form or terms of debt securities of any series bearer or in global form; or

     - to provide for the issuance of bearer securities; or

     - to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

     - under certain circumstances to add to, change or eliminate any provision affecting debt securities not yet issued; or

     - to cure any ambiguity, defect, correct or inconsistency or to make any other changes that do not adversely affect the interests of the holders of debt securities of any series issued under such indenture in any material respect.

     If the Trust Indenture Act is amended after the date of the indenture so as to require changes to the indentures or so as to permit changes to, or the elimination of, provisions which, at the date of the indentures or at any time thereafter, were required by the Trust Indenture Act to be contained in the indentures, the indentures will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to effect or evidence such amendment.

     With Holder Consent. Except as provided above, the consent of the holders of at least a majority in aggregate principal amount of the debt securities of each series affected by such supplemental indenture is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, the debt securities pursuant to a supplemental indenture. However, no amendment or modification may, without the consent of the holder of each outstanding debt security directly affected thereby,

     - change the stated maturity of the principal or interest on any debt security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment; or

     - reduce the percentages of holders whose consent is required to modify or amend the indentures of compliance with certain provisions of the indentures or for waiver of certain defaults; or

     - reduce the premium, if any, upon redemption of any debt security; or

     - reduce principal payable upon acceleration of the maturity of an original issue discount debt security; or

     - change our obligation to maintain an office or agency in the places and for the purposes specified in the indentures; or

     - modify any of the foregoing provisions.

     A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of holders of debt securities of one or more particular series or tranches will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series or tranche.

DEFEASANCE

     If indicated in the applicable prospectus supplement, we will have two options to discharge our obligations under a series of debt securities before their maturity date. We may elect either:

     - to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as described below) ("defeasance"); or

     - to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance").

     To elect either option, we must deposit with the trustee for such series an amount of money and/or government obligations sufficient to pay the principal of, premium and/or interest, if any, on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments.

     Upon the occurrence of a defeasance, we will be deemed to have paid and discharged the entire indebtedness represented by the debt securities and any related coupons and to have satisfied all of our obligations, except for:

     - the rights of holders of the debt securities to receive, solely from the trust funds deposited to defease such debt securities, payments in respect of the principal of, premium, and/or interest, if any, on the debt securities or any related coupons when such payments are due; and

     - certain other obligations as provided in the indentures.

     Upon the occurrence of a covenant defeasance, we will:

     - be released only from our obligations to comply with certain covenants contained in the indentures;

     - continue to be obligated in all other respects under the debt securities; and

     - continue to be contingently liable with respect to the payment of principal, premium and/or interest, if any, with respect to the debt securities.

     Unless otherwise specified in the applicable prospectus supplement and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

     - the defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default or event of default under, the applicable indenture;

     - certain bankruptcy related defaults or events of default must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after such date;

     - we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

     - any additional conditions to the defeasance or covenant defeasance which may be imposed on us pursuant to the applicable indenture.

     A nationally recognized firm of independent public accountants must deliver a written certification to the trustee as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of the debt securities. As holders of the debt securities, you will not have any recourse against such firm. If government obligations deposited with the trustee for the defeasance of the debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and you will have no additional recourse against us, as a result of such decrease in value or default.

     We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of a Default or an Event of Default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest, if any, then due on such debt securities, because the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

     A prospectus supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to debt securities of a particular series.

THE TRUSTEE

     The initial trustee under the senior debt indenture is Bank One, N.A. The trustee under the subordinated debt indenture will be named when the subordinated debt securities are issued. If more than one series of debt securities is outstanding under an indenture, a trustee may serve as trustee with respect to the debt securities of one or more of such series. If more than one series of debt securities is outstanding under an indenture, the holders of a majority in total principal amount of each such series at any time outstanding may remove the trustee with respect to such series (but not as to any other series) by notifying the trustee and us and may appoint a successor trustee for such series with our consent.

                        DESCRIPTION OF TRUST SECURITIES

     The trust may issue trust preferred securities and trust common securities, which we refer to collectively as the "trust securities," under the terms of the trust agreement. The trust preferred securities will represent undivided beneficial interests in the assets of the trust. We will own all of the trust common securities. Selected provisions of the trust agreement are summarized below. This summary is not complete and contains only a general description of the trust preferred securities. Any of the following terms may be changed, as set forth in a prospectus supplement. A form of trust agreement has been filed with the SEC, and you should read the trust agreement for provisions that may be important to you. A definitive form of trust agreement will be filed with the SEC when we issue trust preferred securities. The trust agreement will be qualified under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the trust preferred securities. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated herein by reference.

GENERAL

     The trust preferred securities and trust common securities issued by the trust will be substantially the same except that, if there is an event of default under the trust agreement, as described below, the rights of the holders of the trust preferred securities will be entitled to priority in right of payment over our rights as holders of the trust common securities.

     The trust will invest the proceeds from any issuance of the trust preferred securities, together with the consideration we pay for the trust common securities to purchase trust debentures from us. Legal title in the trust debentures will be held by the property trustee in trust for the benefit of holders of the trust securities.

     In accordance with the trust agreement, the trust may not, among other things, borrow money, issue debt or any securities other than the trust securities, execute mortgages or pledge any of its assets.

     We will guarantee distributions on the trust preferred securities on a limited basis to the extent described under the caption "Description of Guarantee." The guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the trust when the trust does not have funds on hand legally available for such payments. In such event, a remedy of a holder of trust preferred securities is to direct the property trustee to enforce its rights under the trust debentures. If the property trustee fails to enforce its rights with respect to the trust debentures held by the trust, any record holder of the trust preferred securities may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under such trust debentures without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, a holder of the trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of principal of, premium, if any, or interest on the trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the due date specified in the trust debentures.

     Holders of the trust preferred securities will have no preemptive or similar rights.

DISTRIBUTIONS

     Distributions on the trust preferred securities will be payable on the dates and at the rates set forth in a prospectus supplement. The distribution rate and the relevant distribution date for the trust securities will correspond to the payments and payment dates on the trust debentures. The revenue of the trust available for distribution to holders of the trust preferred securities will be limited to payments under the trust debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. If we fail to make interest payments on the trust debentures, the property trustee will not have funds available to pay distributions on the trust preferred securities.

     Unless otherwise specified in the applicable prospectus supplement, we may defer the payment of interest on the trust debentures on one or more occasions for a period not exceeding 10 consecutive semi-annual periods (or the equivalent thereof), unless a debenture event of default has occurred and is continuing. However, no deferral period shall extend beyond the stated maturity date. Distributions on the trust preferred securities will be deferred by the trust during any such deferral period. Distributions to which holders of the trust preferred securities are entitled during any such deferral period will accumulate additional distributions at the rate per annum set forth in the prospectus supplement.

     Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the requirements described above. No interest shall be due and payable during any deferral period, except at the end of the period.

     We must give the property trustee, the debenture trustee and the administrative trustees notice of our election to defer the payment of interest on the trust debentures at least one business day prior to the earlier of:

     - the date the distributions on the trust preferred securities would have been payable except for the election to begin such deferral period; or

     - the date the administrative trustees are required to give notice to any securities exchange or to holders of trust preferred securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date.

     There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust preferred securities. See "Description of Trust Debentures -- Option to Extend Interest Payment Date."

     Unless otherwise specified in the applicable prospectus supplement, during any deferral period, we may not do any of the following:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock -- subject to certain exceptions described under "Description of Trust Debentures -- Restrictions on Certain Payments";

     - make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any of our debt securities that rank pari passu with or junior in right of payment to the trust debentures; or

     - make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks pari passu with or junior in right of payment to the trust debentures.

CONVERSION OR EXCHANGE

     If and to the extent indicated in the applicable prospectus supplement, the trust securities of any series may be convertible or exchangeable into other debt or equity securities or property. The specific terms on which the trust securities may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number or amount of securities or property to be received by the holders of the trust securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

ADDITIONAL SUMS

     Except as set forth in the applicable prospectus supplement, we will pay as additional amounts in the trust debentures such additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust securities will not be reduced as a result of any additional taxes, duties and other governmental charges.

REDEMPTION

     Whenever the trust debentures are repaid, other than following the distribution of the trust debentures to the holders of the trust securities, whether at maturity or earlier redemption, the property trustee will apply the proceeds to redeem a like amount of the trust securities at the applicable redemption price specified in the applicable prospectus supplement.

     "Like amount" means:

     - with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of trust debentures to be paid in accordance with their terms; and

     - with respect to a distribution of trust debentures upon the dissolution and liquidation of the trust, trust debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such trust debentures are being distributed.

REDEMPTION PROCEDURES

     If applicable, trust securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or prepayment of the trust debentures. Any redemption of trust securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the trust has funds legally available for the payment of the applicable redemption price. See also "-- Subordination of Trust Common Securities."

     If the trust gives a notice of redemption in respect of the trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, with respect to the trust preferred securities held by DTC or its nominees, the property trustee will deposit with DTC funds sufficient to pay the applicable redemption price. See "-- Form, Denomination, Book-Entry Procedures and Transfer." With respect to the trust preferred securities held in certificated form, the property trustee, to the extent funds are legally available, will pay the applicable redemption price to the holders of trust preferred securities upon surrender of the security. See "-- Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds are deposited as required, then on the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders of the trust preferred securities to receive the applicable redemption price, and the trust preferred securities will cease to be outstanding.

     If any redemption date of trust preferred securities is not a business day, then the redemption price will be paid on the next day that is a business day. If the next business day falls in the next calendar year, then the required payment will be made on the immediately preceding business day.

     Subject to applicable law, our subsidiaries or we may, from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

     The trust may not redeem fewer than all of the outstanding trust preferred securities unless all accumulated and unpaid distributions have been paid on all trust preferred securities for all distribution periods terminating on or prior to the redemption date. If less than all of the issued trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate amount of such trust preferred securities and trust common securities to be redeemed shall be allocated pro rata among the trust preferred securities and the trust common securities. The property trustee will select on a pro rata basis the particular outstanding trust preferred securities to be redeemed not more than 60 days prior to the redemption date, by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred security selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the trust debentures, on and after the redemption date distributions will cease to accrue on the trust securities called for redemption.

CANCELLATION

     If at any time we or any of our affiliates hold any trust preferred securities, we may deliver to the property trustee all or any portion of such trust preferred securities as we elect and receive, in exchange therefore, a like amount of debentures. After the exchange, such trust preferred securities will be cancelled and will no longer be deemed to be outstanding and all rights of ours or our affiliates with respect to such trust preferred securities will cease.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF TRUST DEBENTURES

     The trust will automatically dissolve upon the first to occur of:

     - our bankruptcy, dissolution or liquidation or revocation of our charter without reinstatement for 90 days;

     - the expiration of the term of the trust;

     - the entry of an order for dissolution of the trust by a court of competent jurisdiction;

     - if we direct the property trustee in writing to dissolve the trust and distribute a like amount of the trust debentures to the holders of the trust securities; and

     - redemption, or conversion or exchange, if applicable, of all of the trust securities.

     Unless otherwise specified in the prospectus supplement, we have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust, cause the trust debentures to be distributed to the holders of the trust securities in liquidation of the trust.

     If a dissolution occurs as described in bullet points one through three above, the trust will be liquidated by the administrative trustees as expeditiously as possible. After satisfaction of liabilities to the trust's creditors, the administrative trustees will distribute to the holders of the trust securities a like amount of the trust debentures, unless such distribution is determined by the property trustee not to be practicable. In such case, the holders will be entitled to receive pro rata out of the assets of the trust legally available for distribution to holders an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the trust has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amount payable directly by the trust on the trust securities will be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities. See "-- Subordination of Trust Common Securities."

     If we elect not to redeem the trust debentures before maturity in accordance with their terms and either elect not to or are unable to dissolve and liquidate the trust and distribute the trust debentures to holders of the trust securities, the trust securities will remain outstanding until the repayment of the trust debentures on the stated maturity date.

     After the liquidation date is fixed for any distribution of trust debentures to holders of the trust securities,

     - the trust securities will no longer be deemed to be outstanding;

     - DTC or its nominee will receive, in respect of each registered global certificate, if any, representing trust securities and held by it, a registered global certificate or certificates representing the trust debentures to be delivered upon such distribution; and

     - any certificates representing trust securities not held by DTC or its nominee will be deemed to represent trust debentures having a principal amount equal to the liquidation amount of such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation. We will then issue to such holder, and the debenture trustee will authenticate, a certificate representing such trust debentures.

SUBORDINATION OF TRUST COMMON SECURITIES

     Payment of distributions on, and the redemption price of, the trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

     In the case of any event of default under the trust agreement, we, as holder of the trust common securities, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default with respect to the trust preferred securities is cured, waived or otherwise eliminated. Until any such event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of us, as holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     The occurrence of a debenture event of default constitutes an event of default under the trust agreement. See "Description of Trust
Debentures -- Debenture Events of Default."

     Within five business days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of such default to the holders of the trust preferred securities, the administrative trustees and us, unless such default is cured or waived. We and the administrative trustee are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the trust agreement.

     Upon the occurrence of a trust agreement event of default, the debenture trustee or the property trustee as the holder of the trust debentures will have the right under the junior subordinated indenture to declare the principal of and interest on the trust debentures to be immediately due and payable.

     If a trust agreement event of default has occurred and is continuing and such event is attributable to our failure to pay interest, principal or other required payments on the trust debentures issued to the trust on the date such interest, principal or other payment is otherwise payable, then a record holder of trust preferred securities may, on or after the respective due dates specified in the trust debentures, institute a proceeding directly against us for enforcement of payment on trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by such holder. In connection with such an action, we will be subrogated to the rights of such record holder of trust preferred securities to the extent of any payment made by us to such record holder of trust preferred securities.

     If a debenture event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities as described under "-- Liquidation of the Trust and Distribution of Trust Debentures" and "-- Subordination of Trust Common Securities."

REMOVAL OF TRUSTEES

     Unless a debenture event of default occurs and is continuing, any administrative trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the trust common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "-- Liquidation of the Trust and Distribution of Trust Debentures." The trust may, at our request and with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States or the District of Columbia; provided that:

     - such successor entity either:

      - expressly assumes all of the obligations of the trust with respect to the trust securities and the trust agreement; or

      - substitutes for the trust securities other securities having substantially the same terms as the trust securities (the "Successor Securities") so long as the Successor Securities rank the same as the trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     - we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the trust debentures;

     - the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust securities are then listed or quoted, if any;

     - if the trust preferred securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including any Successor Securities) or, if the trust debentures are so rated, the trust debentures, to be downgraded by any such nationally recognized statistical rating organization;

     - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect;

     - such successor entity has a purpose substantially identical to that of the trust;

     - prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

      - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect (other than by reason of dilution); and

      - following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease,

        - neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

        - the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

     - we or any permitted successor or assignee own all of the trust common securities of such successor entity and guarantee the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee and the common guarantee.

     Notwithstanding the foregoing, the trust will not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, convert into, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, convert into, amalgamate, merge with or into, or replace it if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes or would cause the holders of the trust securities not to be treated as owning an undivided interest in the trust debentures.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

     Except as provided below and under "-- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the trust preferred securities will have no voting rights.

     The trust agreement may be amended from time to time by us and the administrative trustees, without the consent of the holders of the trust securities:

     - to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement;

     - to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act;

     - to provide for a successor trustee; or

     - to add to the covenants or obligations of us as sponsor;

provided, however, that in the case of the first two bullet points, the interests of the holders of the trust securities shall not be adversely affected in any material respect. Any amendments of the trust agreement pursuant to the foregoing shall become effective once notice is given to the holders of the trust securities.

     We and the administrative trustees may otherwise amend the trust agreement with the consent of holders representing a majority (based upon liquidation amount) of the outstanding trust securities upon receipt by the trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an investment company under the Investment Company Act; provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

     - change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

     - restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

     Subject to the requirements discussed below, holders of a majority in liquidation amount of trust preferred securities may, and so long as any trust debentures are held by the trust, the trustees will not, without obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities:

     - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the debenture trustee with respect to the trust debentures;

     - waive any past defaults under the indenture;

     - exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the trust debentures; or

     - consent to any amendment, modification or termination of the indenture or the trust debentures, where such consent shall be required.

     However, where a consent under the indenture would require the consent of each holder of trust debentures affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the trust preferred securities. The trustees will not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except pursuant to a subsequent vote of such holders. The property trustee shall notify each holder of trust preferred securities of any notice of default that it receives with respect to the trust debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of trust preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent (without prior notice). The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

     No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel the trust preferred securities in accordance with the trust agreement.

     Notwithstanding that holders of the trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we own or any of our affiliates shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

     Payments in respect of trust preferred securities held in global form will be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates, or in respect of trust preferred securities that are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent will initially be the property trustee or an affiliate of the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee, the administrative trustees and us. If the property trustee or an affiliate of the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities will be in registered, global form, and the global trust preferred securities will be deposited upon issuance with DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     A global preferred security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global trust preferred securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global trust preferred securities may not be exchanged for trust preferred securities in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

DEPOSITARY PROCEDURES

     DTC has advised the trust and us that DTC is a limited-purpose trust company organized under the New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of security certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants of DTC. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

     DTC has also advised the trust and us that it has established procedures to provide that:

     - upon deposit of the global trust preferred securities, DTC will credit the accounts of participants designated by the exchange agent with portions of the liquidation amount of the global trust preferred securities; and

     - ownership of such interests in the global trust preferred securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and indirect participants (with respect to other owners of beneficial interests in the global trust preferred securities).

     Investors in the global trust preferred securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system. All interests in a global preferred security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global preferred security to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global preferred security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the trust preferred securities, see "-- Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

     Except as described below, owners of interests in the global trust preferred securities will not have trust preferred securities registered in their name, will not receive physical delivery of trust preferred securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

     Payments in respect of each global preferred security registered in the name of DTC or its nominee will be payable by the property trustee to DTC in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the trust preferred securities, including the global trust preferred securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

     - any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global trust preferred securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global trust preferred securities; or

     - any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

     DTC has advised the trust and us that its current practice, upon receipt of any payment in respect of securities such as the trust preferred securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of trust preferred securities represented by global trust preferred securities will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the property trustee, the trust or us. None of us, the trust or the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the trust preferred securities, and we, the trust and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the global trust preferred securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the trust and us that it will take any action permitted to be taken by a holder of trust preferred securities only at the direction of one or more participants to whose account with DTC interests in the global trust preferred securities are credited and only in respect of such portion of the liquidation amount of the trust preferred securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the trust agreement, DTC reserves the right to exchange the global trust preferred securities for trust preferred securities in certificated form and to distribute such trust preferred securities to its participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the trust and we believe to be reliable, but neither the trust nor we take responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global trust preferred securities among participants in DTC, DTC is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the trust or the property trustee will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY TRUST PREFERRED SECURITIES FOR CERTIFICATED TRUST PREFERRED SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, a global preferred security is exchangeable for trust preferred securities in certificated form if:

     - DTC notifies the trust that it is unwilling or unable to continue as depositary for the global preferred security or has ceased to be a clearing agency registered under the Exchange Act, and the trust fails to appoint a successor depositary within 90 days; or

     - we, on behalf of the trust, in our sole discretion elect to cause the issuance of the trust preferred securities in certificated form.

     In all cases, certificated trust preferred securities delivered in exchange for any global preferred security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

REGISTRAR AND TRANSFER AGENT

     The property trustee will act as registrar and transfer agent for the trust preferred securities.

     Registration of transfers of the trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of the trust preferred securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence and continuance of a trust agreement event of default, will perform only such duties as are specifically set forth in the trust agreement and, during the existence of a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no trust agreement event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the trust preferred securities or the trust common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the trust debentures will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable for such purposes.

     The trust agreement and the trust preferred securities will be governed by and construed in accordance with the internal laws of the State of Delaware.

                        DESCRIPTION OF TRUST DEBENTURES

     The trust will purchase trust debentures issued by us with the proceeds from the sale of the trust securities under an indenture, which we refer to as the "junior subordinated indenture," between us and Bank One Trust Company, N.A., as trustee. Selected provisions of the junior subordinated indenture are summarized below. This summary is not complete and contains only a general description of the trust debentures and the junior subordinated indenture. Any of the following terms may be changed, as set forth in a prospectus supplement. A form of the junior subordinated indenture has been filed with the SEC, and you should read the junior subordinated indenture for provisions that may be important to you. A definitive form of the junior subordinated indenture will be filed with the SEC when we issue trust debentures. The junior subordinated indenture will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the trust debentures. Wherever particular defined terms of the junior subordinated indenture are referred to, such defined terms are incorporated herein by reference.

GENERAL

     The trust will invest the proceeds obtained from any issuance of trust preferred securities, together with the consideration paid by us for the trust common securities, in trust debentures issued by us. The trust debentures will bear interest at the same rate as the distribution rate of the trust preferred securities specified in the applicable prospectus supplement, and interest on the trust debentures and in the trust preferred securities accrue from the same date. It is anticipated that, until the liquidation, if any, of the trust, each trust debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

     Except as otherwise stated in the applicable prospectus supplement, the trust debentures will be issued in denominations of $1,000 and integral multiples thereof. The trust debentures will mature on the date specified in the applicable prospectus supplement.

     The trust debentures issued by us will be unsecured, subordinate and junior in right of payment to all Senior Indebtedness (as defined below) to the extent and in the manner set forth in the junior subordinated indenture. See
"-- Subordination."

SUBORDINATION

     The junior subordinated indenture provides that any trust debentures issued under the junior subordinated indenture will be subordinate and junior in right of payment to all Senior Indebtedness. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to our company, all Senior Indebtedness must be paid in full before the holders of trust debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of trust debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of trust debentures will be entitled to receive or retain any payment in respect of the trust debentures.

     No payments on account of principal, or premium, or interest, if any, in respect of the trust debentures may be made if a default in any payment with respect to Senior Indebtedness has occurred and is continuing, or an event of default has occurred with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Indebtedness" means:

     - all of our obligations for money borrowed;

     - all of our obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     - all of our reimbursement obligations with respect to letters of credit, banker's acceptances or similar facilities issued for our account;

     - all of our obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     - all of our capital lease obligations;

     - all our indebtedness whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

     - every obligation of the type referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have guaranteed or are responsible or liable, directly or indirectly, as obligor or otherwise.

     "Indebtedness Ranking on a Parity with the Trust Debentures" means:

     - Indebtedness, whether outstanding on the date of execution of the junior subordinated indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks equally with and not prior to the trust debentures in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of us; and

     - all other debt securities, and guarantees in respect of those debt securities (including other debentures and other guarantees), issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with us that is our financing vehicle in connection with the issuance by such financing vehicle of equity securities that are similar to the trust preferred securities or other securities guaranteed by us.

     The securing of any Indebtedness otherwise constituting Indebtedness Ranking on a Parity with the Trust Debentures will not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Trust Debentures.

     "Indebtedness Ranking Junior to the Trust Debentures" means any Indebtedness, whether outstanding on the date of execution of the junior subordinated indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks junior to and not equally with or prior to the trust debentures (and any other Indebtedness Ranking on a Parity with the Trust Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of us. The securing of any Indebtedness otherwise constituting Indebtedness Ranking Junior to the Trust Debentures will not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Trust Debentures.

     "Senior Indebtedness" means all Indebtedness, whether outstanding on the date of execution of the junior subordinated indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Trust Debentures or Indebtedness Ranking Junior to the Trust Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     Holders of trust debentures should look only to us for payments on the trust debentures.

OPTION TO EXTEND INTEREST PAYMENT DATE

     Except as otherwise described in an applicable prospectus supplement, so long as no debenture event of default has occurred and is continuing, we will have the right under the junior subordinated indenture at any time and from time to time during the term of the trust debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods (or the equivalent thereof). However, no deferral period shall extend beyond the stated maturity date. At the end of such deferral period, we must pay all interest then accrued and unpaid. During the deferral period we will be restricted from making certain payments described below under "-- Restrictions on Certain Payments."

     Prior to the termination of any deferral period, we may further extend such deferral period, so long as such extension does not cause such deferral period to exceed 10 consecutive semi-annual periods or extend beyond the stated maturity date. Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period, except at the end thereof. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer payment of interest on the trust debentures at least one business day prior to the earlier of:

     - the date the distributions on the trust securities would have been payable except for the election to begin or extend such deferral period; or

     - the date the administrative trustees are required to give notice to any securities exchange or to holders of capital securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date.

     The property trustee shall give notice of our election to begin or extend a new deferral period to the holders of the trust preferred securities. There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust debentures.

CONVERSION OR EXCHANGE

     If and to the extent indicated in the applicable prospectus supplement, the trust debentures may be convertible or exchangeable into other debt or equity securities or property. The specific terms on which trust debentures may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number or amount of securities or other property to be received by the holders of the trust debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

RESTRICTIONS ON CERTAIN PAYMENTS

     Except as otherwise specified in the applicable prospectus supplement, if
(1) any event has occurred, of which we have actual knowledge, that with the giving of notice or the lapse of time, or both, would be a debenture event of default and in respect of which we have not taken reasonable steps to cure, (2) a debenture event of default has occurred and is continuing, (3) if the trust debentures are held by the property trustee, we are in default with respect to our payment of any obligations under the guarantee or (4) we have given notice of our election of a deferral period as provided in the junior subordinated indenture, or such deferral period, or any extension thereof, has commenced and is continuing, then we will not do any of the following:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock other than the following:

      - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock;

      - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

      - as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

      - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

      - purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans;

     - make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities (including other debentures) that rank equal to or junior in right of payment to the trust debentures; or

     - make any guarantee payments (other than payments under the guarantee of the trust securities) with respect to any guarantee by us of the debt securities of any of our subsidiaries, if such guarantee ranks pari passu or junior in right of payment to the trust debentures.

REDEMPTION

     To the extent set forth in an applicable prospectus supplement, we may, or may be required to, redeem the trust debentures at the prices and on the terms set forth in such prospectus supplement. If the trust debentures are so redeemable only on or after a specified date or event or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or event or describe such conditions.

     If set forth in the applicable prospectus supplement, a series of trust debentures may be redeemable in the event of certain changes in tax law affecting our ability to deduct, for federal income tax purposes, the interest payable on the trust debentures. The applicable prospectus supplement will describe the terms of any such right and the status of any then pending changes in tax law relevant to such right.

     For so long as the trust is the holder of the trust debentures, the proceeds of any redemption of such debentures will be used by the trust to redeem the related trust securities in accordance with their terms.

     Except as set forth in the applicable prospectus supplement, notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the trust debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the trust debentures or portions thereof called for redemption.

CERTAIN COVENANTS

     Except as otherwise specified in the applicable prospectus supplement, if and so long as the trust is the holder of all trust debentures, we, as borrower, will pay to the trust all fees and expenses related to the trust and the offering of the trust securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the trust but excluding obligations under the trust securities).

     Except as otherwise specified in an applicable prospectus supplement, so long as the trust securities remain outstanding, we also covenant:

     - to maintain 100% direct or indirect ownership of the trust common securities; provided, however, that any successor of our company permitted under the indenture may succeed to our ownership of such trust common securities; and

     - to use reasonable efforts to cause the trust:

      - to remain a business trust, except in connection with the distribution of trust debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

      - to otherwise continue to be treated as a grantor trust for United States federal income tax purposes; and

     - to use our reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the trust debentures.

ADDITIONAL SUMS

     Except as set forth in the applicable prospectus supplement, we will be obligated to pay as additional amounts on the trust debentures such additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust securities shall not be reduced as a result of any such additional taxes, duties and other governmental charges.

MODIFICATION OF INDENTURE

     From time to time and without the consent of the holders of trust debentures, we and the debenture trustee may amend the junior subordinated indenture for specified purposes, including, among other things, to cure any ambiguity or to correct or supplement any provision contained in the junior subordinated indenture or any supplemental indenture which is defective or inconsistent with any other provision contained therein (provided that any such action does not materially adversely affect the interests of the holders of trust debentures) and qualifying, or maintaining the qualification of, the junior subordinated indenture under the Trust Indenture Act.

     The junior subordinated indenture contains provisions permitting us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of trust debentures, to amend the junior subordinated indenture in a manner affecting the rights of the holders of trust debentures. However, except as set forth in the applicable prospectus supplement, no such modification may, without the consent of the holders of each outstanding trust debenture so affected:

     - change the stated maturity, or reduce the rate of interest or extend the time of payment of interest thereon except pursuant to our right under the junior subordinated indenture to defer the payment of interest as provided therein (see "-- Option to Extend Interest Payment Date") or reduce the amount of any premium payable on the trust debentures or reduce the amount payable on redemption thereof or make the principal of, or interest or premium on, the trust debentures payable in any coin or currency other than that provided in the trust debentures, or impair or affect the right of any holder of trust debentures to institute suit for the payment thereof or, if applicable, to convert or exchange such holder's trust debenture as set forth in the junior subordinated indenture;

     - modify the provisions of the junior subordinated indenture with respect to the subordination of the trust debentures in a manner adverse to the holders;

     - reduce the percentage of principal amount of trust debentures, the holders of which are required to consent to any such modification of the junior subordinated indenture, or are required to consent to any waiver provided for in the junior subordinated indenture; or

     - modify certain other provisions of the junior subordinated indenture relating to amendments and waivers of holders.

     Notwithstanding the foregoing, if the trust holds the trust debentures, an amendment requiring consent of holders of a majority in principal amount of the trust debentures will not be effective until the holders of a majority in liquidation amount of the trust securities have consented to the amendment. Further, if the consent of the holders of each trust debenture is required, an amendment will not be effective until each holder of the trust securities has consented to such amendment.

DEBENTURE EVENTS OF DEFAULT

     Except as set forth in the applicable prospectus supplement, the junior subordinated indenture provides that any one or more of the following described events with respect to the trust debentures constitute a debenture event of default:

     - failure to pay any interest on the trust debentures when due for 30 days (subject to the deferral of any due date in the case of an Extension Period); or

     - failure to pay any principal or premium, if any, on the trust debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

     - failure to perform, or breach of, any other covenant or warranty of our company contained in the junior subordinated indenture for 90 days after written notice to our company from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of trust debentures; or

     - certain events of bankruptcy, insolvency or reorganization of our company.

     Within five business days after the occurrence of a debenture event of default actually known to the indenture trustee, the indenture trustee must transmit notice of such debenture event of default to the debenture holders, unless such debenture event of default has been cured or waived. The junior subordinated indenture requires that we file annually with the debenture trustee of a certificate as to the absence of certain defaults under the indenture.

     The holders of a majority in aggregate outstanding principal amount of the trust debentures generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee or to exercise any trust or power conferred upon the debenture trustee under the junior subordinated indenture, with certain exceptions set forth in the junior subordinated indenture. If a debenture event of default has occurred and is continuing, the debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the trust debentures may declare the principal amount on all trust debentures due and payable immediately upon such debenture event of default. The holders of a majority in aggregate outstanding principal amount of the trust debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the trust debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal of, and premium, if any, due otherwise than by acceleration (with any compounded interest due thereon) has been deposited with the debenture trustee.

     Prior to the declaration accelerating the maturity of the trust debentures, the holders of a majority in aggregate outstanding principal amount of the trust debentures may, on behalf of the holders of all the trust debentures, waive any past default or debenture event of default and its consequences, except a continuing default in the payment of principal (or premium, if any) or interest or a default in respect of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding trust debenture affected.

     In case a payment related debenture event of default shall occur and be continuing, the property trustee will have the right to declare the principal of and the interest on such trust debentures and any other amounts payable under the junior subordinated indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such trust debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If a debenture event of default has occurred and is continuing and is attributable to our failure to pay the principal of (or premium, if any), or interest on the trust debentures on the date such payment is otherwise required, a holder of trust preferred securities may institute a direct action against us for such failure to pay. We may not amend the junior subordinated indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we will be subrogated to the rights of the holder of such trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to such holder in any direct action.

     The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the trust debentures unless there shall have been an event of default under the trust agreement. See "Description of Trust
Securities -- Events of Default; Notice."

SATISFACTION AND DISCHARGE

     The junior subordinated indenture provides that when, among other things, all trust debentures not previously cancelled or delivered to the debenture trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay on the stated maturity date or upon redemption of all the trust debentures not previously delivered to the debenture trustee for cancellation, the principal (and premium, if any) and interest due or to become due on the stated maturity date, or the redemption date, as the case may be, then the junior subordinated indenture will cease to be of further effect (with limited exceptions), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The junior subordinated indenture does not prevent us from consolidating with or merging into any other person or conveying, transferring or leasing our properties as an entirety or substantially as an entirety to any person, as long as:

     - either we are the surviving person or the successor person is organized and existing under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes our obligations on the trust debentures and the junior subordinated indenture, including with respect to conversion matters, if applicable;

     - immediately after giving effect thereto, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, has occurred and is continuing; and

     - certain other procedural conditions prescribed in the junior subordinated indenture are met.

FORM, REGISTRATION AND TRANSFER

     If the trust debentures are distributed to the holders of the trust securities, the trust debentures may be represented by one or more global certificates registered in the name of the DTC or its nominee. Under such circumstances, the depositary arrangements for the trust debentures would be expected to be substantially similar to those in effect for the preferred securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Preferred Securities -- Form, Denomination, Book-Entry Procedures and Transfer" and "-- Depositary Procedures."

PAYMENT AND PAYING AGENTS

     Payment of principal of (and premium, if any) and interest on trust debentures will be made at the office of the debenture trustee or at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of trust debentures in global form, (i) by check mailed to the address of the holder thereof as such address shall appear in the register for trust debentures or (ii) by transfer to an account maintained by the holder thereof, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any trust debenture will be made to the person in whose name such trust debenture is registered at the close of business on the record date for such interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will at all times be required to maintain a paying agent in each place of payment for the trust debentures.

GOVERNING LAW

     The junior subordinated indenture and the trust debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of trust debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. Bank One Trust Company, N.A. is the trustee under the junior subordinated indenture. Bank One, N.A. is the trustee under our senior debt indenture, which is described under the section entitled "Description of Debt Securities."

                            DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning the guarantee, which will be executed and delivered by us for the benefit of the holders from time to time of trust preferred securities. The guarantee will be qualified under the Trust Indenture Act of 1939. The guarantee trustee, Bank One Trust Company, N.A., will hold the guarantee for the benefit of the holders of the trust preferred securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act of 1939. We will describe the particular terms of the guarantee, and any provisions that vary from those described below, in one or more prospectus supplements. We will also file the definitive guarantee with the SEC when we issue trust preferred securities.

GENERAL

     We will irrevocably and unconditionally agree to pay in full on a subordinated basis the payments described below to the holders of the trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

     - any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand legally available therefor at such time;

     - the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that the trust has funds on hand legally available therefor at such time; and

     - upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of the trust debentures to holders of the trust preferred securities), the lesser of:

      - the liquidation distribution, to the extent the trust has funds legally available therefor at the time; or

      - the amount of assets of the trust remaining available for distribution to holders of trust preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay such amounts to such holders.

     The guarantee will be a guarantee of the guarantee payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities, but will not apply to distributions and other payments on the trust preferred securities when the trust does not have sufficient funds legally and immediately available to make such distributions or other payments. Therefore, if we do not make interest payments on the trust debentures held by the property trustee, the trust will not make distributions on the trust preferred securities and we will not make payments under the guarantee.

     Through the guarantee, the trust agreement, the trust debentures and the junior subordinated indenture, taken together, we will fully, irrevocably and unconditionally guarantee all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. See "Relationship Among the Preferred Securities, the Trust Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the trust debentures. See "Description of Trust
Debentures -- Subordination."

     The guarantee will rank equally with our guarantee of the 6% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES) of Continental Airlines Finance Trust II and all other guarantees issued by us after the issue date with respect to trust preferred securities, if any, issued by other trusts. The guarantee will constitute a guarantee of payment and not of collection. The guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust preferred securities of the trust debentures.

     The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us or any of our subsidiaries, including Senior Indebtedness, whether under the junior subordinated indenture, any other indenture that we may enter into in the future or otherwise.

EVENTS OF DEFAULT

     An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations thereunder; provided, however, that with respect to a default other than a default in payment of any guarantee payment, we have received notice of such default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     Any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     As guarantor, we will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

     Upon the occurrence of a default under the guarantee, we will not be allowed to make certain payments as described under "Description of Trust Debentures -- Restrictions on Certain Payments."

AMENDMENTS AND ASSIGNMENTS

     Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of a majority of the liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Securities -- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate and be of no further force and effect upon:

     - full payment of the applicable redemption price of the trust preferred securities; or

     - upon liquidation of the trust, the full payment of the liquidation distribution or the distribution of the trust debentures to the holders of the trust preferred securities or, if applicable, the conversion or exchange of all trust preferred securities in accordance with their terms.

     The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     Other than during the occurrence and continuance of a default by us in performance of the guarantee, the guarantee trustee will undertake to perform only such duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The guarantee will be governed by and construed in accordance with the laws of the State of New York.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
                     THE TRUST DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of distributions and other amounts due on the trust preferred securities, to the extent the trust has funds on hand legally available for the payment of such distributions, are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the trust debentures, the junior subordinated indenture, the trust agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. If and to the extent that we do not make the required payments on the trust debentures, the trust will not have sufficient funds to make the related payments, including distributions, on the trust preferred securities. The guarantee will not cover any such payment when the trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of trust preferred securities is to institute a direct action against us to enforce such holders' rights under the trust debentures. Our obligations under the guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the trust debentures, such payments will be sufficient to cover distributions and other payments due on the trust securities, primarily because:

     - the aggregate principal amount or prepayment price of the trust debentures will be equal to the sum of the liquidation amount or redemption price, as applicable, of the trust securities;

     - the interest rate and interest and other payment dates on the trust debentures will match the distribution rate and distribution and other payment dates for the trust securities;

     - we will pay for all and any costs, expenses and liabilities of the trust except the trust's obligations to holders of trust securities under such trust securities; and

     - the trust agreement will provide that the trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

     Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

     A holder of any preferred trust security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity. A holder of trust preferred securities will also have a direct right to proceed against us to enforce such holder's rights under the trust debentures in the event of a payment default on the trust debentures.

LIMITED PURPOSE OF THE TRUST

     The trust preferred securities represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of:

     - issuing and selling the trust securities;

     - using the proceeds from the sale of the trust securities to acquire the trust debentures; and

     - engaging in only those other activities necessary, advisable or incidental thereto.

     A principal difference between the rights of a holder of a preferred security and a holder of a trust debenture is that a holder of a trust debenture will be entitled to receive from us the principal amount of, and premium, if any, and interest on trust debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or, in certain circumstances, from us under the guarantee) if and to the extent the trust has funds on hand legally available for the payment of such distributions.

RIGHTS UPON DISSOLUTION

     Unless the trust debentures are distributed to holders of the trust securities, upon any voluntary or involuntary dissolution and liquidation of the trust, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Securities -- Liquidation of the Trust and Distribution of Trust Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of our company, the property trustee, as holder of the trust debentures, would be a subordinated creditor of our company, subordinated in right of payment to all Senior Indebtedness as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal, and premium, if any, and interest, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the guarantee and will agree to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of its trust securities), the positions of a holder of trust preferred securities and a holder of trust debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

     Our authorized capital stock currently consists of 200 million shares of Class B common stock, which we refer to as the common stock, and 10 million shares of preferred stock. As of October 5, 2001, we had outstanding 55,420,915 shares of Class B common stock and one share of Series B preferred stock.

     This section contains a description of our common stock and preferred stock that we may offer by this prospectus as well as the terms of our Series B preferred stock which may affect our common stock and preferred stock that we may offer by this prospectus. The following discussion is not meant to be complete and is qualified by reference to our certificate of incorporation, bylaws and the rights agreement that we describe in this section. For more information, you should read "Where You Can Find More Information."

DESCRIPTION OF COMMON STOCK

     Rights to Dividends and on Liquidation, Dissolution or Winding Up. Common stockholders participate ratably in any dividends or distributions on the common stock. In the event of any liquidation, dissolution or winding up of our company, common stockholders are entitled to share ratably in our assets available for distribution to the stockholders, subject to the prior rights of holders of any outstanding preferred stock.

     Preemptive and Other Subscription Rights. Common stockholders do not have preemptive, subscription, conversion or redemption rights (other than the anti-dilution rights described under "-- Corporate Governance and Control"), and are not subject to further capital calls or assessments.

     No Cumulative Voting Rights. Common stockholders do not have the right to cumulate their votes in the election of directors.

     Voting. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except that voting rights of non-U.S. citizens are limited as described under "-- Limitation on Voting by Foreign Owners."

DESCRIPTION OF PREFERRED STOCK

     The following summary describes certain general terms of our authorized preferred stock.

     We may issue preferred stock from time to time in one or more series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock in one or more series, to fix the number of shares of the series and to establish the designations, powers, preferences and relative, participating, optional or other special rights of the preferred stock. Our board of directors may also fix the qualifications, limitations or restrictions, if any, of the preferred stock, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption rights and prices, conversion or exchange rights and liquidation preferences of the shares of the series, in each case without any further action or vote by our stockholders.

     If we offer preferred stock, a description will be filed with the SEC and the specific terms of the preferred stock will be described in the prospectus supplement, including the following terms:

     - the series, the number of shares offered and the liquidation value of the preferred stock;

     - the price at which the preferred stock will be issued;

     - the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

     - the voting rights of the preferred stock;

     - the liquidation preference of the preferred stock;

     - whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

     - whether the preferred stock is convertible into or exchangeable for any other securities, and the terms of any such conversion or exchange; and

     - any additional rights, preferences, qualifications and limitations of the preferred stock.

LIMITATION ON VOTING BY FOREIGN OWNERS

     Our certificate of incorporation provides that shares of capital stock may not be voted by or at the direction of persons who are not citizens of the United States unless the shares are registered on a separate stock record. Applicable restrictions currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of our directors or other managing officers be U.S. citizens. For purposes of the certificate of incorporation, "U.S. citizen" means:

     - an individual who is a citizen of the United States; or

     - a partnership each of whose partners is an individual who is a citizen of the United States, or a corporation or association organized under the laws of the United States or a state, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.

     Our bylaws provide that no shares will be registered on the foreign stock record if the amount so registered would exceed the restrictions described above or adversely affect our operating certificates or authorities. Registration on the foreign stock record is made in chronological order based on the date we receive a written request for registration.

     An affiliate of AXA Financial, Inc. has requested that all shares beneficially owned by AXA Financial, Inc. and its affiliates be included on our foreign stock record. Although we have not to date limited the registration of any shares on this record, subject to certain factors, the registration of the shares beneficially owned by AXA Financial, Inc. will preclude the registration, and thus the voting of, any shares owned by any other stockholders that are not U.S. citizens.

PREFERRED STOCK PURCHASE RIGHTS

     General. One preferred stock purchase right is currently associated with each outstanding share of our common stock. Each of these preferred stock purchase rights entitles the registered holder to purchase from us one one-thousandth of a share of our Series A junior participating preferred stock at a purchase price of $200 per one one-thousandth of a share, subject to adjustment.

     The preferred stock purchase rights will have anti-takeover effects. The preferred stock purchase rights could cause substantial dilution to a person or group that attempts to acquire us and effect a change in the composition of our board of directors on terms not approved by our board of directors, including by means of a tender offer at a premium to the market price. Subject to restrictions and limitations contained in our charter, the preferred stock purchase rights should not interfere with any merger or business combination approved by our board of directors, because we may redeem the preferred stock purchase rights at the redemption price prior to the time that a person has become an acquiring person or amend the preferred stock purchase rights to make them inapplicable to the approved transaction.

     The following summary of the material terms of the preferred stock purchase rights is not meant to be complete and is qualified by reference to the rights agreement that governs the issuance of the rights. See "Where You Can Find More Information."

     Evidence and Transferability of Preferred Stock Purchase Rights. The preferred stock purchase rights will be evidenced by the certificates representing shares of common stock until the earlier to occur of:

     - 10 days following a public announcement or public disclosure of facts made by us or an acquiring person that a person or group of affiliated or associated persons has become an acquiring person, which occurs, generally, when that person or group has acquired beneficial ownership of common stock representing 15% or more of the total number of votes entitled to be cast by the holders of common stock then outstanding; and

     - 10 business days, or a later date established by our board of directors before the time any person or group becomes an acquiring person, following the commencement of, or the first public announcement of an intention of any person or group to make, a tender offer or exchange offer that, if completed, would result in the beneficial ownership by a person or group of shares of common stock representing 15% or more of such number of votes.

     Until the rights distribution date or the earlier redemption or expiration of the preferred stock purchase rights:

     - the preferred stock purchase rights will be transferred only with the transfer of shares of common stock;

     - certificates representing shares of common stock which become outstanding after the record date for the initial distribution of the rights, will contain a notation incorporating the terms of the preferred stock purchase rights by reference; and

     - the surrender for transfer of any certificate representing shares of common stock will also constitute the transfer of the preferred stock purchase rights associated with the shares of common stock represented by that certificate.

     As soon as practicable following the rights distribution date, separate certificates evidencing the preferred stock purchase rights will be mailed to holders of record of the shares of common stock as of the close of business on the rights distribution date and those separate preferred stock purchase rights certificates alone will evidence the rights.

     Exempt Persons. We and certain persons affiliated with us are exempt from the definition of acquiring person. An exception to the definition of acquiring person in the rights agreement permits an institutional investor to be or become the beneficial owner of our common stock representing 15% or more of the voting power of the common stock then outstanding, subject to certain limitations described below, without becoming an acquiring person, as long as the institutional investor continues to be an institutional investor. Generally, an institutional investor is a person who, as of January 31, 2000:

     - beneficially owned more than 14% of the voting power of our common stock then outstanding;

     - had a Schedule 13G on file with the SEC with respect to its holdings;

     - is principally engaged in the business of managing investment funds for unaffiliated securities investors;

     - acquires the common stock pursuant to trading activities undertaken in the ordinary course of such person's business not with the purpose or effect of exercising or influencing control over us; and

     - is not obligated to and does not file a Schedule 13D with respect to our securities.

     If our board of directors determines that a person is no longer an institutional investor, then this person will be required to divest itself as promptly as practicable of a sufficient number of shares of common stock so that this person beneficially owns less than 15% of the voting power of our common stock then outstanding.

     If our board of directors determines that this person does not divest itself of common shares as required, then this person will be or become an acquiring person under the rights agreement.

     AXA Financial, Inc., as an institutional investor under the rights agreement, is permitted to beneficially own, without triggering the rights under the rights agreement, so long as it retains its status as a passive institutional investor, up to 47% of the outstanding shares of common stock through December 31, 2001, and, after December 31, 2001, the lesser of 47% of the outstanding shares of common stock and the percentage of common stock reported as beneficially owned by it in any Schedule 13G filed with the SEC after December 31, 2001 (such that the percentage permitted to be beneficially owned by it will be reduced (down to 25% of the outstanding shares of common stock) to reflect reductions in its beneficial ownership percentage resulting from subsequent sales of common stock or increases in the total number of shares of common stock outstanding).

     Exercisability of Rights. The preferred stock purchase rights are not exercisable until the preferred stock purchase rights distribution date. The preferred stock purchase rights will expire on November 20, 2008, unless the expiration date is extended or unless the preferred stock purchase rights are earlier redeemed or exchanged by us, in each case, as described below.

     If any person becomes an acquiring person, each holder of a preferred stock purchase right (other than preferred stock purchase rights beneficially owned by the acquiring person, which will be void) will, after the date that any person became an acquiring person, have the right to receive, upon exercise of those preferred stock purchase rights at the then current exercise price, that number of shares of common stock, or cash or other securities or assets in certain circumstances, having a market value of two times the exercise price of the preferred stock purchase right. If, at any time on or after the date that any person has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, each holder of a preferred stock purchase right will, after the date of that transaction, have the right to receive, upon the exercise of those preferred stock purchase rights at the then current exercise price of the preferred stock purchase right, that number of shares of common stock of the acquiring company which at the time of that transaction will have a market value of two times the exercise price of the preferred stock purchase right.

     The purchase price payable, and the number of shares of junior preferred stock or other securities or property issuable, upon exercise of the preferred stock purchase rights are subject to adjustment from time to time to prevent dilution in some circumstances.

     Until a preferred stock purchase right is exercised, the holder of a preferred stock purchase right will have no rights as a stockholder of our company, including the right to vote or to receive dividends.

     From and after the occurrence of an event described in Section 11(a)(ii) of the rights agreement, if rights are or were, at any time on or after the earlier of (1) the date of such event and (2) the distribution date, acquired or beneficially owned by an acquiring person or an associate or affiliate of an acquiring person, such rights shall become void, and any holder of such rights shall thereafter have no right to exercise such rights.

     Terms of Junior Preferred Stock. Shares of junior preferred stock, which may be purchased upon exercise of the preferred stock purchase rights, will not be redeemable. Each share of junior preferred stock will be entitled to receive when, as and if declared by the board of directors, out of funds legally available for the purpose, an amount per share equal to 1,000 times the cash or non-cash dividend declared per share of common stock. In the event of liquidation, the holders of the junior preferred stock will be entitled to receive an aggregate payment equal to 1,000 times the payment made per share of common stock. Each share of junior preferred stock will have 1,000 votes, together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which the common stock is exchanged, each share of junior preferred stock will be entitled to receive an amount equal to 1,000 times the amount received per share of common stock. The rights are protected by customary antidilution provisions.

     Exchange or Redemption. At any time after any person becomes an acquiring person, and prior to the acquisition by any person or group of a majority of the voting power, our board of directors may exchange the rights (other than rights owned by such acquiring person which have become void), in whole or in part, at an exchange ratio of one share of common stock per right (subject to adjustment). We may, at our option, substitute preferred shares or common stock equivalents for common stock, at the rate of one one-thousandth of a preferred share for each share of common stock (subject to adjustment). No fractional share of common stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the share of common stock on the last trading day prior to the date of exchange.

     At any time prior to any person becoming an acquiring person, our board of directors, by the required board vote, may redeem the rights in whole, but not in part, at a redemption price of $.001 per right. The redemption of the rights may be made effective at the time, on any basis and subject to the conditions which our board of directors may establish. Immediately upon any redemption of the rights (or upon a later date specified by our board of directors in the resolution approving a redemption), the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price. The redemption of the rights may be subject to certain restrictions and limitations contained in our charter.

     Our board of directors, by the required board vote, may amend the terms of the rights without the consent of the holders of the rights, except that from the time any person becomes an acquiring person, no amendment may adversely affect the interests of the holders of the rights (other than the acquiring person and its affiliates and associates). The right of our board of directors to amend the rights agreement may be subject to certain restrictions and limitations contained in our charter.

SERIES B PREFERRED STOCK

     We have one outstanding share of Series B preferred stock, which is owned by Northwest Airlines, Inc. Set forth below is a description of some of the material provisions of the Series B preferred stock.

     Ranking. The Series B preferred stock ranks junior to all classes of our capital stock other than our common stock upon liquidation, dissolution or winding up of our company.

     Dividends.  No dividends are payable on our Series B preferred stock.

     Voting Rights. The holder of the Series B preferred stock has the right to block certain actions we may seek to take including:

     - certain business combinations and similar changes of control transactions involving us and a third party major air carrier;

     - certain amendments to our rights plan (or redemption of those rights);

     - any dividend or distribution of all or substantially all of our assets;
       and

     - certain reorganizations and restructuring transactions involving us.

     Redemption. The Series B preferred stock is redeemable by us at a nominal price under the following circumstances:

     - Northwest Airlines transfers or encumbers the Series B preferred stock;

     - there is a change of control of Northwest involving a third party major air carrier;

     - the Northwest Alliance terminates or expires (other than as a result of a breach by us); or

     - Northwest materially breaches its standstill obligations to us or triggers our rights agreement (described below under "Description of Common Stock").

CORPORATE GOVERNANCE AND CONTROL

     Our certificate of incorporation provides that our board of directors will consist of a number of directors as may be determined from time to time by the board of directors in accordance with the bylaws. Our board of directors currently consists of 13 directors elected by common stockholders, subject to the rights of preferred stockholders to elect additional directors as set forth in any preferred stock designations.

BUSINESS COMBINATIONS

     Our certificate of incorporation provides that we are not governed by
Section 203 of the General Corporation Law of Delaware which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations.

PROCEDURAL MATTERS

     Our bylaws require stockholders seeking to nominate directors or propose other matters for action at a stockholders' meeting to give us notice within specified periods in advance of the meeting and to follow certain other specified procedures.

CHANGE OF CONTROL

     Because a separate class vote is required pursuant to the terms of the Series B preferred stock in connection with some changes of control requiring stockholder approval as described under "-- Series B Preferred Stock -- Voting Rights," a change of control of our company could be delayed, deferred or prevented.

     In addition, the existence of the preferred stock purchase rights may have the effect of delaying or preventing a change of control of our company. See "-- Preferred Stock Purchase Rights" above.

LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION

     Our certificate of incorporation provides, to the full extent permitted by Delaware law, that directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. As required under current Delaware law, our certificate of incorporation and bylaws currently provide that this waiver may not apply to liability:

     - for any breach of the director's duty of loyalty to us or our stockholders;

     - or acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders); or

     - for any transaction from which the director derived any improper personal benefit.

     However, in the event the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of any of our directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Our certificate of incorporation further provides that we will indemnify each of our directors and officers to the full extent permitted by Delaware law and may indemnify certain other persons as authorized by the Delaware General Corporation Law. These provisions do not eliminate any monetary liability of directors under the federal securities laws.

                        DESCRIPTION OF DEPOSITARY SHARES

     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between our company and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     We have summarized selected provisions of the deposit agreement and the depositary receipts, but the summary is qualified by reference to the provisions of the depositary agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.

DIVIDENDS

     The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or us on account of taxes.

     In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

WITHDRAWAL OF SHARES

     Upon surrender of depositary receipts representing any number of whole shares at the depositary's office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

VOTING OF UNDERLYING SHARES

     Upon receipt of notice of any meeting at which the holders of the preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder's depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the deposit agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement may be terminated by us or the depositary if:

     - all outstanding depositary shares have been redeemed; or

     - there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

NOTICES

     Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred shares.

LIMITATION OF LIABILITY

     The deposit agreement contains provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us or it to be competent and on documents believed by us or them to be genuine.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase any of our securities. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a warrant agent specified in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

     - the title of the warrants;

     - the aggregate number of the warrants;

     - the number and type of securities purchasable upon exercise of the warrants;

     - the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

     - the date, if any, on and after which the warrants and the related securities will be separately transferable;

     - the price at which each security purchasable upon exercise of the warrants may be purchased;

     - the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

     - the minimum or maximum amount of the warrants which may be exercised at any one time;

     - any circumstances that will cause the warrants to be deemed to be automatically exercised; and

     - any other material terms of the warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     Any of the securities being offered hereby may be sold in any one or more of the following ways from time to time:

     - through agents;

     - to or through underwriters;

     - through dealers;

     - directly by us; or

     - in the case of trust preferred securities, by the trust to purchasers.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

     If securities are sold by means of an underwritten offering, we and, in the case of an offering of trust preferred securities, the trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

     We or the trust, as applicable, may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we or the trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

     If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we or the trust, as applicable, will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

     Offers to purchase securities may be solicited directly by us or the trust, as applicable, and the sale thereof may be made by us or the trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

     Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for us or the trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

     If so indicated in the applicable prospectus supplement, we or the trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or the trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us or the trust, as applicable.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us or the trust, as applicable, to indemnification by us or the trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

     Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the applicable prospectus supplement, the validity of the securities (other than the preferred securities of the trust) will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. The validity of the trust preferred securities of the trust under Delaware law will be passed upon for us and the trust by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to us and the trust.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. Continental Airlines, Inc. (the "company") will bear all of these expenses except as otherwise indicated.

Registration fee............................................  $125,000
Fees and expenses of accountants............................    30,000
Fees and expenses of legal counsel..........................   150,000
Fees and expenses of trustee and counsel....................    10,000
Fees of rating agencies.....................................    75,000
Blue Sky fees and expenses (including counsel)..............     5,000
Printing and engraving expenses.............................    75,000
Miscellaneous...............................................    10,000
                                                              --------
          Total.............................................  $480,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), our Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as director. By virtue of these provisions, a director is not personally liable for monetary damages for breach of such director's fiduciary duty except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) dividends or stock repurchases or redemptions that are unlawful under the DGCL and (iv) any transaction from which such director receives an improper personal benefit. In addition, our Amended and Restated Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as amended. As a result, our rights and our stockholders' rights to obtain monetary damages for acts or omissions of directors will be more limited than they would be in the absence of the limitation of liability provision. The limitation of liability provision does not limit or affect a stockholder's ability to seek and obtain relief under the federal securities laws.

     Section 145 of the DGCL permits indemnification upon a determination that an officer or director has met the applicable standard of conduct. Such officer or director is required to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of a corporation and, with respect to any criminal action, without reasonable cause to believe his conduct was unlawful. Section 145 does not authorize indemnification in actions brought by or in the right of a corporation with respect to any claim, issue or matter as to which a director or officer is adjudged to be liable to the corporation, unless specifically authorized by the Delaware Court of Chancery or the court in which such action is brought. Our Amended and Restated Certificate of Incorporation provides for the mandatory indemnification of officers and directors to the fullest extent permitted under the DGCL. Section 145 also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The above discussion of our Amended and Restated Certificate of Incorporation and of Sections 102 and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by our Amended and Restated Certificate of Incorporation and the DGCL.

     We have purchased liability insurance policies covering our directors and officers to insure against certain losses incurred by them.

     The form of Amended and Restated Declaration of Trust provides that we will indemnify, to the fullest extent permitted by law, any administrative trustee, any officer, director, shareholder, member, partner, employee, representative, agent or affiliate thereof and any officer, employee or agent of the trust or our affiliates (each a "Company Indemnified Person"), who is or was a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the trust) by reason of the fact the he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Amended and Restated Declaration of Trust provides that no indemnification will be made in respect of any claim, issue or matter as to which a Company Indemnified Person is adjudged liable to the Trust unless the Court of Chancery of Delaware or the court in which such action or suit was brought determines that such Company Indemnified Person is entitled to indemnity for such expenses as such Court of Chancery or other court deems proper. To the extent that a Company Indemnified Person is successful on the merits or otherwise in defense of any action, suit or proceeding, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred by a Company Indemnified Person in defending an action, suit or proceeding may be advanced by us in certain circumstances.

     The form of Amended and Restated Declaration of Trust also provides that we will indemnify the property trustee, the Delaware trustee and any officer, director, shareholder, member, partner, employee, representative, custodian, nominee, agent or affiliate thereof (each a "Fiduciary Indemnified Person"), for and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust.

ITEM 16.  EXHIBITS.

  **1.1   --   Form of Underwriting Agreement.
    4.1   --   Amended and Restated Certificate of Incorporation of the
               company (incorporated by reference to Exhibit 3.1 to the
               company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 2000).
    4.2   --   Certificate of Designation of Series A Junior Participating
               Preferred Stock (incorporated by reference to Exhibit 3.1(a)
               to the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).
    4.3   --   Certificate of Designation of Series B Preferred Stock
               (incorporated by reference to Exhibit 3.1(b) to the
               company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 2000).
    4.4   --   Bylaws of Continental to date (incorporated by reference to
               Exhibit 3.2 to the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).
    4.5   --   Amended and Restated Rights Agreement, dated as of November
               15, 2000, between Continental and ChaseMellon Shareholder
               Services, LLC (incorporated by reference to Exhibit 99.11 to
               Continental's Current Report on Form 8-K dated November 16,
               2000).
    4.6   --   Form of Rights Certificate, included as Exhibit B to Exhibit
               4.5 (incorporated by reference to Exhibit 99.11 to the Form
               8-K dated November 16, 2000).
    4.7   --   Warrant Agreement dated as of April 27, 1993, between the
               Company and the Company, as warrant agent (incorporated by reference to Exhibit 4.7 to the Company's Form 8-K filed
               with the SEC on April 16, 1993).
    4.8   --   Senior Debt Indenture by and between the Company and Bank
               One, N.A., dated as of July 15, 1997 (incorporated by
               reference to Exhibit 4.2 of the Company's Current Report on
               Form 8-K filed with the SEC on December 10, 1998).

    4.9   --   Form of Subordinated Debt Indenture (incorporated by
               reference to Exhibit 4.2 to the Company's Registration
               Statement on Form S-3 filed with the SEC on June 16, 1997).
  **4.10  --   Form of Debt Securities.
    4.11  --   Specimen Class B Common Stock Certificate of the company
               (incorporated by reference to Exhibit 4.1 to Continental's
               Form S-1 Registration Statement (No. 333-68870).
  **4.12  --   Form of Preferred Stock Certificate.
  **4.13  --   Form of Depositary Agreement.
  **4.14  --   Form of Depositary Receipt.
  **4.15  --   Form of Warrants.
   *4.16  --   Certificate of Trust of Continental Airlines Finance Trust
               III.
   *4.17  --   Declaration of Trust of Continental Airlines Finance Trust
               III.
   *4.18  --   Form of Amended and Restated Declaration of Trust of
               Continental Airlines Finance Trust III.
   *4.19  --   Form of Trust Preferred Security Certificate for Continental
               Airlines Finance Trust III (included in Exhibit 4.18).
   *4.20  --   Form of Junior Subordinated Indenture between the Company
               and Bank One Trust Company, N.A.
   *4.21  --   Form of Trust Debentures of the Company (included in Exhibit
               4.20).
   *4.22  --   Form of Preferred Securities Guarantee in respect of
               Continental Airlines Finance Trust III, with respect to the
               Trust Preferred Securities.
  **4.23  --   Form of Stock Purchase Contracts.
  **4.24  --   Form of Stock Purchase Units.
   *5.1   --   Opinion of Vinson & Elkins L.L.P., as to the validity of the securities (other than the trust preferred securities).
   *5.2   --   Opinion of Morris, Nichols, Arsht & Tunnell, as to the
               validity of the trust preferred securities.
  *12.1   --   Calculation of Ratio of Earnings to Fixed Charges.
  *23.1   --   Consent of Ernst & Young LLP.
  *23.2   --   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
  *23.3   --   Consent of Morris, Nichols, Arsht & Tunnell (included in
               Exhibit 5.2).
  *24.1   --   Powers of Attorney.
  *25.1   --   Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of the trustee under the
               Senior Debt Indenture.
***25.2   --   Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of the trustee under the
               Subordinated Debt Indenture.
  *25.3   --   Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of the debenture trustee
               under Junior Subordinated Indenture.
  *25.4   --   Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of the guarantee trustee
               under the Preferred Securities Guarantee.
  *25.5   --   Form T-1 Statement of Eligibility and Qualification of the
               property trustee under the Amended and Restated Declaration of Trust of Continental Airlines Finance Trust III under the
               Trust Indenture Act of 1939.

---------------

  * Filed herewith.

 ** To be filed by amendment or in a Current Report on Form 8-K.

*** To be filed in accordance with section 305(b)(2) of the Trust Indenture Act and Rules 5b-1 through 5b-2 thereunder.

Note: Continental Airlines, Inc. hereby agrees to furnish to the SEC, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b)(4)(iii)(A) of Regulation S-K.

ITEM 17.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee", table in the effective registration statement; and

          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses a and b above do not apply if information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     5. That, for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     6. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, October 19, 2001.

                                          CONTINENTAL AIRLINES, INC.

                                          By:     /s/ JEFFREY J. MISNER
                                            ------------------------------------
                                            Name: Jeffrey J. Misner
                                            Title:   Senior Vice
                                                     President -- Finance

                                          CONTINENTAL AIRLINES FINANCE TRUST III

                                          By:     /s/ JACQUES LAPOINTE
                                            ------------------------------------
                                            Name: Jacques Lapointe
                                            Title:   Administrative Trustee

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the following persons in the capacities indicated, on October 19, 2001.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                             Chairman of the Board, Chief Executive Officer
-------------------------------------------------       (Principal Executive Officer) and Director
                Gordon M. Bethune


                        *                                    Senior Vice President -- Finance
-------------------------------------------------              (Principal Financial Officer)
                Jeffrey J. Misner


                        *                                   Staff Vice President and Controller
-------------------------------------------------             (Principal Accounting Officer)
                  Chris T. Kenny


                        *                                                Director
-------------------------------------------------
              Thomas J. Barrack, Jr.


                        *                                                Director
-------------------------------------------------
                 David Bonderman


                        *                                                Director
-------------------------------------------------
               Kirbyjon H. Caldwell


                        *                                                Director
-------------------------------------------------
                  Patrick Foley

                    SIGNATURE                                              TITLE
                    ---------                                              -----


                        *                                                Director
-------------------------------------------------
               Lawrence W. Kellner


                        *                                                Director
-------------------------------------------------
             Douglas H. McCorkindale


                        *                                                Director
-------------------------------------------------
               George G. C. Parker


                        *                                                Director
-------------------------------------------------
                 Richard W. Pogue


                        *                                                Director
-------------------------------------------------
               William S. Price III


                        *                                                Director
-------------------------------------------------
                 Donald L. Sturm


                        *                                                Director
-------------------------------------------------
              Karen Hastie Williams


                        *                                                Director
-------------------------------------------------
               Charles A. Yamarone


 *By:             /s/ JENNIFER L. VOGEL
        ------------------------------------------
                 Name: Jennifer L. Vogel
                     Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of Continental Airlines Finance Trust III by the following persons in the capacities indicated, on October 19, 2001.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ JACQUES LAPOINTE                                Administrative Trustee
 ------------------------------------------------
                 Jacques Lapointe


              /s/ JEFFREY J. MISNER                                Administrative Trustee
 ------------------------------------------------
                Jeffery J. Misner

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  **1.1   --   Form of Underwriting Agreement.
    4.1   --   Amended and Restated Certificate of Incorporation of the
               company (incorporated by reference to Exhibit 3.1 to the
               company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 2000).
    4.2   --   Certificate of Designation of Series A Junior Participating
               Preferred Stock (incorporated by reference to Exhibit 3.1(a)
               to the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).
    4.3   --   Certificate of Designation of Series B Preferred Stock
               (incorporated by reference to Exhibit 3.1(b) to the
               company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 2000).
    4.4   --   Bylaws of Continental to date (incorporated by reference to
               Exhibit 3.2 to the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).
    4.5   --   Amended and Restated Rights Agreement, dated as of November
               15, 2000, between Continental and ChaseMellon Shareholder
               Services, LLC (incorporated by reference to Exhibit 99.11 to
               Continental's Current Report on Form 8-K dated November 16,
               2000).
    4.6   --   Form of Rights Certificate, included as Exhibit B to Exhibit
               4.5 (incorporated by reference to Exhibit 99.11 to the Form
               8-K dated November 16, 2000).
    4.7   --   Warrant Agreement dated as of April 27, 1993, between the
               Company and the Company, as warrant agent (incorporated by reference to Exhibit 4.7 to the Company's Form 8-K filed
               with the SEC on April 16, 1993).
    4.8   --   Senior Debt Indenture by and between the Company and Bank
               One, N.A., dated as of July 15, 1997 (incorporated by
               reference to Exhibit 4.2 of the Company's Current Report on
               Form 8-K filed with the SEC on December 10, 1998).
    4.9   --   Form of Subordinated Debt Indenture (incorporated by
               reference to Exhibit 4.2 to the Company's Registration
               Statement on Form S-3 filed with the SEC on June 16, 1997).
  **4.10  --   Form of Debt Securities.
    4.11  --   Specimen Class B Common Stock Certificate of the company
               (incorporated by reference to Exhibit 4.1 to Continental's
               Form S-1 Registration Statement (No. 333-68870).
  **4.12  --   Form of Preferred Stock Certificate.
  **4.13  --   Form of Depositary Agreement.
  **4.14  --   Form of Depositary Receipt.
  **4.15  --   Form of Warrants.
   *4.16  --   Certificate of Trust of Continental Airlines Finance Trust
               III.
   *4.17  --   Declaration of Trust of Continental Airlines Finance Trust
               III.
   *4.18  --   Form of Amended and Restated Declaration of Trust of
               Continental Airlines Finance Trust III.
   *4.19  --   Form of Trust Preferred Security Certificate for Continental
               Airlines Finance Trust III (included in Exhibit 4.18).
   *4.20  --   Form of Junior Subordinated Indenture between the Company
               and Bank One Trust Company, N.A.
   *4.21  --   Form of Trust Debentures of the Company (included in Exhibit
               4.20).
   *4.22  --   Form of Preferred Securities Guarantee in respect of
               Continental Airlines Finance Trust III, with respect to the
               Trust Preferred Securities.
  **4.23  --   Form of Stock Purchase Contracts.
  **4.24  --   Form of Stock Purchase Units.
   *5.1   --   Opinion of Vinson & Elkins L.L.P., as to the validity of the securities (other than the trust preferred securities).
   *5.2   --   Opinion of Morris, Nichols, Arsht & Tunnell, as to the
               validity of the trust preferred securities.

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  *12.1   --   Calculation of Ratio of Earnings to Fixed Charges.
  *23.1   --   Consent of Ernst & Young LLP.
  *23.2   --   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
  *23.3   --   Consent of Morris, Nichols, Arsht & Tunnell (included in
               Exhibit 5.2).
  *24.1   --   Powers of Attorney.
  *25.1   --   Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of the trustee under the
               Senior Debt Indenture.
***25.2   --   Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of the trustee under the
               Subordinated Debt Indenture.
  *25.3   --   Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of the debenture trustee
               under Junior Subordinated Indenture.
  *25.4   --   Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of the guarantee trustee
               under the Preferred Securities Guarantee.
  *25.5   --   Form T-1 Statement of Eligibility and Qualification of the
               property trustee under the Amended and Restated Declaration of Trust of Continental Airlines Finance Trust III under the
               Trust Indenture Act of 1939.

---------------

  * Filed herewith.

 ** To be filed by amendment or in a Current Report on Form 8-K.

*** To be filed in accordance with section 305(b)(2) of the Trust Indenture Act and Rules 5b-1 through 5b-2 thereunder.